EXHIBIT 2

CONSENT OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

We hereby consent to the reference to us in this Annual Report on Form 40-F of Pengrowth Energy Trust and to the use herein of our report dated February 19, 2004, having an effective date of December 31, 2003.

May 17, 2004
Calgary, Alberta	Gilbert Laustsen Jung Associates Ltd.